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                                                                   EXHIBIT 23(C)

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Sole Director
Zilkha Energy Company:


     We consent to the inclusion in the registration statement (No. 333-13017) on Form S-1 of American Exploration Company of our report dated September 26, 1996, relating to the statement of oil and gas revenues and direct lease operating expenses of the Zilkha II Properties for the year ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG PEAT MARWICK LLP

Houston, Texas

October 25, 1996